UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2015

WILSON BANK HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Tennessee	000-20402	62-1497076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

623 West Main Street Lebanon, Tennessee	37087
(Address of principal executive offices)	(Zip Code)

(615) 444-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 13, 2015, Wilson Bank Holding Company (the “Company”) held its 2015 Annual Meeting of Shareholders (the “Shareholders Meeting”), for which the Board of Directors solicited proxies, at 7:00 p.m. (CDT) at the Company’s main office, 623 West Main Street, Lebanon, Tennessee 37087. At the Shareholders Meeting, the shareholders voted on the proposals as described in detail in the Company’s definitive proxy statement that the Company filed with the Securities and Exchange Commission on March 13, 2015 (the “Proxy Statement”). The proposals voted on and approved by the shareholders at the Shareholders Meeting were as follows:

(1) The election of one (1) Class I director named in the Proxy Statement to serve as a member of the Company’s Board of Directors for a term of two years until the Annual Meeting of Shareholders in 2017 and the election of four (4) Class II directors, named in the Proxy Statement, to serve as members of the Company’s Board of Directors for a term of three years until the Annual Meeting of Shareholders in 2018. Each such director was elected by the following tabulation:

	For	Withheld Authority	Broker Non-Votes
Class I Director
William P. Jordan	4,023,102	15,270	—

Class II Directors
Jack W. Bell	4,035,930	2,442	—
Mackey Bentley	4,035,875	2,497	—
Harold R. Patton	4,036,369	2,003	—
H. Elmer Richerson	4,036,369	2,003	—

In addition to the foregoing, the remaining directors not up for re-election at the 2015 Annual Meeting of Shareholders continue to serve on the Board of Directors.

(2) The ratification of the appointment of Maggart & Associates, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was approved by the following tabulation:

For	Against	Abstain	Broker Non-Votes
4,011,392	7,692	19,288	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSON BANK HOLDING COMPANY

By:	/s/ J. Randall Clemons
J. Randall Clemons
President and Chief Executive Officer

Date: April 16, 2015

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